UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

_____________________

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road

Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors of Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer. On February 5, 2020, InfuSystem Holdings, Inc. (the “Company”) and Gregory W. Schulte mutually agreed that Mr. Schulte will cease serving as the Company’s Chief Financial Officer of the Company, effective immediately, and depart from the Company on February 14, 2020.

Appointment of Interim Chief Financial Officer. On February 5, 2020, the Company appointed Wesley W. Winnekins as Interim Chief Financial Officer, effective immediately, to serve during the pendency of the Company’s search for Mr. Schulte’s replacement.

Wesley W. Winnekins, age 58, has served as a financial consultant to numerous private and public companies from March 2017 to the present. From June 2014 to March 2017, Mr. Winnekins served MGC Diagnostics Corporation, a NASDAQ traded company, as its Chief Operating Officer and Chief Financial Officer, and from February 2013 to June 2014, Mr. Winnekins served MGC Diagnostics Corporation as its Executive Vice President, Finance and Corporate Development and Chief Financial Officer.

From February 2011 to October 2012, Mr. Winnekins served as Chief Financial Officer of Snap Fitness, Inc., a multi-national franchisor of 24/7 express fitness clubs. Prior to that, he was employed by Health Fitness Corporation, an NYSE AMEX traded company, from February 2001 to December 2010, serving as Executive Vice President, Finance and Operations from March 2010 to December 2010, as Chief Financial Officer and Treasurer from February 2001 to February 2010. Prior to working at Health Fitness Corporation, Mr. Winnekins served in finance and management capacities for several public and private companies from October 1987 to February 2001. From May 1985 to October 1987, Mr. Winnekins served in the audit practice at Arthur Andersen. Mr. Winnekins received a Bachelor’s in Business Administration with a major in Accounting from Iowa State University and has passed the CPA exam.

In connection with Mr. Winnekins’ appointment as Interim Chief Financial Officer, InfuSystem, Inc. entered into an Independent Contractor Agreement, effective February 5, 2020, with Mr. Winnekins (the “Independent Contractor Agreement”). The Independent Contractor Agreement provides for a minimum term of eight weeks ending on March 31, 2020, but may be terminated by InfuSystem, Inc. at any time and for any reason. Under the Independent Contractor Agreement, Mr. Winnekins will receive $300.00 per hour for his services as Interim Chief Financial Officer. The foregoing description of the Independent Contractor Agreement is only a summary, does not purport to be complete, and is qualified entirely by the full text of the Independent Contractor Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

There are no family relationships between Mr. Winnekins and any director or executive officer of the Company, and Mr. Winnekins is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Contractor Agreement by and between InfuSystem, Inc. and Wesley W. Winnekins, effective February 5, 2020.
99.1	Press Release of Infusystem Holdings, Inc. dated February 7, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Richard A. DiIorio
Richard A. DiIorio
President and Chief Executive Officer

Dated: February 7, 2020